Prudential Investment Portfolios, Inc. 14
Semi-annual period ended 8/31/11
File Number 811-03712
Sub-Item 77D
Policies With Respect to Security Investment

PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
14
Prudential Floating Rate Income Fund


Supplement dated June 9, 2011
to the Prospectus and Statement of Additional
Information dated March 30, 2011

At a recent meeting of the Board of Directors of Prudential Investment Portfolios, Inc. 14 - Prudential
Floating Rate Income Fund (the "Fund"), the Board approved a change to the Fund's non-fundamental investment policy regarding investments in non-U.S.
dollar-denominated securities.

This supplement amends the Fund's Prospectus and Statement of Additional Information and is in addition to any existing supplement to the Fund's Prospectus and Statement of Additional Information.

PROSPECTUS


1.
Under the caption " SUMMARY SECTION -
INVESTMENTS, RISKS AND PERFORMANCE -
Principal Investment Strategies , "
the second and third sentences of the fourth paragraph are deleted and replaced with the following:

The Fund may invest up to 25% of its total assets in senior loans made to foreign-domiciled borrowers and other foreign securities, including securities of issuers located in emerging market countries, which may be denominated in U.S. dollars or non-U.S. currencies.


2.
Under the caption " HOW THE FUND INVESTS -
INVESTMENT OBJECTIVES AND POLICIES,"
the first and second sentences of the seventh paragraph are deleted and replaced with the following:

The Fund may invest up to 25% of its total assets in senior loans made to foreign-domiciled borrowers and other foreign securities, including securities of issuers located in emerging market countries, which may be denominated in U.S. dollars or non-U.S. currencies.


3.
     Under the caption " HOW THE FUND INVESTS -
INVESTMENTS RISKS , " in the last section of the chart titled "Principal & Non-Principal Strategies: Investment Limits , " the fourth bullet point is deleted and replaced with the following:

Foreign securities, including senior loans to foreign-domiciled borrowers and securities of issuers located in emerging market countries, which may be denominated in U.S. dollars or non-U.S. currencies: up to 25% of total assets.

STATEMENT OF ADDITIONAL INFORMATION


1.
Under the caption "FUND CLASSIFICATION, INVESTMENT
OBJECTIVES & POLICES - Prudential Floating Rate
Income Fund," the second and third sentences of the fourth paragraph are deleted and replaced with the following:

The Fund may invest up to 25% of its total assets in senior loans made to foreign-domiciled borrowers and other foreign securities, including securities of issuers located in emerging market countries, which may be denominated in U.S. dollars or non-U.S. currencies.


2.
Under the caption "INVESTMENT RESTRICTIONS , "
The last bullet point is deleted
and replaced with the following:

The Fund may invest up to 25% of its total assets in senior loans made to foreign-domiciled borrowers and other foreign securities, including securities of issuers located in emerging market countries, which may be denominated in U.S. dollars or non-U.S. currencies.

LR384